FOR RELEASE:		September 30, 2010

Contacts:	Douglas J. Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
(757) 217-3634

HAMPTON ROADS BANKSHARES CLOSES ON $235 MILLION OF PRIVATE PLACEMENT, INCREASES RIGHTS OFFERING TO $40 MILLION AND ANNOUNCES RESULTS OF PREFERRED STOCK EXCHANGE OFFERS

 Recapitalization will allow Company to Achieve Well Capitalized Status for Holding Company and Subsidiary Banks

95.6% of Combined Series A and Series B Preferred Shares Tendered
for Exchange Into Common Stock

Norfolk, Virginia, September 30, 2010:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced that it has closed on $235 million (the “Initial Closing”) of its planned $255 private placement of common stock with institutional investors (the “Private Placement”).  The Company issued 587,500,000 common shares at a price of $0.40 per share to a group of investors led by Anchorage Advisors, L.L.C., CapGen Financial Group and The Carlyle Group. Following the completion of the Private Placement and all related transactions and capital contributions to its subsidiary banks, the Company expects to achieve “well capitalized” status for the Company and both of its subsidiary banks under regulatory capital guidelines.

The Company expects to close on the remaining $20 million of the Private Placement and issue an additional 50,000,000 common shares contemporaneously with the closing of a common stock rights offering in the fourth quarter.

           John A. B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, said, “This Private Placement obviously represents a significant milestone for the Company. The additional capital will substantially strengthen our balance sheet, position us to implement the remaining steps in our recapitalization plan and provide a solid foundation for our future.”  Davies added, “We appreciate the loyalty and strong support of our customers, communities and employees throughout this recapitalization process.”

Kevin Ulrich, Chief Executive Officer of Anchorage Advisors, said, “With a solid capital base, strong market position and a talented, dedicated management team, we are confident that Hampton Roads Bankshares is on a path towards realizing the great potential of its community banking franchise in Virginia, Maryland and North Carolina.”

Robert Goldstein, Founding Principal, CapGen Financial, said, “This recapitalization positions Hampton Roads Bankshares to move forward as a leading community bank in a region with strong demographic trends and economic prospects, and we look forward to participating in its future growth.”

Randal Quarles, Managing Director, The Carlyle Group, said, “We commend the management team of Hampton Roads Bankshares for its focus and determination in seeing this recapitalization through to completion and giving the Company a firm foundation to serve its customers and communities for many years to come.”

The Company also announced that its Board of Directors had authorized an increase in the size of the Company’s planned rights offering of common stock (the “Rights Offering”) to $40 million.  Davies said “The increase to $40 million reflects a very strong response from our shareholders to the announced Rights Offering and gives them a greater opportunity to purchase newly-issued shares of common stock at the same price as institutional investors participating in the $255 million private placement.”

The Rights Offering will result in an additional $40 million in capital through offering 100,000,000 shares of common stock at a price of $0.40 per share. The Rights Offering will commence as soon as practicable, depending on the time required to have the registration statement for the Rights Offering shares declared effective by the Securities and Exchange Commission (the “SEC”).  Investors participating in the Private Placement have committed to purchasing any portion of the common stock offered in the Rights Offering that is not purchased by existing shareholders of the Company.

The Company also announced the results of offers to holders of the Company’s Series A and Series B preferred stock (the “Preferred Stockholders”) to exchange each such share of preferred stock for 375 newly issued shares of common stock (the “Exchange Offers”).  The Exchange Offers expired at 11:30 a.m., New York City time on September 28, 2010.  At that time, 95.6% of combined Series A and Series B Preferred shares outstanding had been tendered for exchange into common shares.

Among other conditions which have been satisfied, the exchange of Series A and Series B preferred stock for common stock was contingent upon:
•	The approval of the Private Placement and other matters by the common shareholders at the Company’s annual meeting of shareholders held on September 28, 2010;
•	The approval of the certain amendments to the Company’s preferred stock designations by the common and Series A and B preferred shareholders (the “Preferred Amendments”);
•	The Initial Closing of the Private Placement; and
•
The exchange of the 80,347 shares of Series C preferred stock held by the United States Department of the Treasury (“Treasury”) for shares of a newly-created Series C-1 preferred stock and the conversion of such Series C-1 preferred shares into 52,225,550 shares of common stock by the Initial Closing of the Private Placement.  As a part of this series of transactions, the terms of the warrants held by Treasury were amended to provide for the purchase of up to 1,325,858 shares of common stock at an exercise price of $0.40 per share for a ten-year term following the issuance of the amended warrants.

Pursuant to the Preferred Amendments approved on September 28, 2010, the Company has given notice to convert all shares of Series A and Series B preferred stock not tendered in the Exchange Offers into common stock on the same terms as those shares tendered in the Exchange Offers, except that these shares will not be entitled to participate in the Rights Offering.

Additional Information

The Private Placement discussed above involves the sale of securities in private transactions that are not and/or will not be registered under the Securities Act of 1933.  This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including the transactions described in this press release, and timing of the second closing on the Private Placement and commencement of the Rights Offering, the ability to maintain “well capitalized status” and future growth of the Company and its subsidiaries.  There can be no assurance that the Company will be able to close on the remaining transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the remaining transactions and other aspects of our recapitalization and recovery plans.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, and June 30, 2010, and other filings with the Securities and Exchange Commission.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.

Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

About Anchorage Advisors, L.L.C.

Headquartered in New York City, Anchorage Advisors, L.L.C. is a private investment firm focused on the credit and special situations markets.

About CapGen Financial Group

CapGen is a private equity firm that invests in financial services businesses with a particular focus on community and regional financial institutions, specialty finance and related services. CapGen seeks to invest in high quality medium-sized financial services related businesses. These may include banks, finance and leasing companies. Potential portfolio companies may be privately owned, publicly held or divisions of large institutions subject to divesture.
CapGen generally focuses its investments on companies which already have demonstrated the viability of their businesses. Therefore, CapGen specializes in providing long-term capital for recapitalizations, management led buyouts, and expansion capital for growth opportunities. The New York-based firm was founded by Eugene Ludwig, who previously served as U.S. Comptroller of the Currency and Vice Chairman of Bankers Trust /Deutsche Bank. Additional information may be found at CapGen’s web site at www.capgen.com.

About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $88.6 billion of assets under management committed to 67 funds as of December 31, 2009. Carlyle invests across three asset classes -- private equity, real estate and credit alternatives --  in Africa, Asia, Australia, Europe, North America and South America, focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $59.6 billion of equity in 952 transactions for a total purchase price of approximately $233.0 billion. The Carlyle Group employs more than 860 people in 19 countries. In the aggregate, Carlyle portfolio companies have more than $84 billion in revenue and employ more than 398,000 people around the world. www.carlyle.com
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